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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CUTTER & BUCK INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2701 First Avenue, Suite 500
Seattle, WA 98121

August 21, 2001

Dear Shareholder:

    The board of directors and management of Cutter & Buck Inc. invite you to attend the 2001 annual meeting of shareholders. Our meeting will be held on Friday, September 28, 2001 at 10:00 a.m., in the Lake Washington room of the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington.

    Please read these materials so that you'll know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you can't attend the meeting. Instructions on how to vote your shares by telephone or via the internet are on the proxy card enclosed with this proxy statement. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

Sincerely,

Harvey N. Jones Chairman and Chief Executive Officer

  Whether or not you plan to attend the meeting, please provide your proxy by either calling the toll-free telephone number, using the internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Friday, September 28, 2001

To the Shareholders of Cutter & Buck Inc.:

    The annual meeting of shareholders of Cutter & Buck Inc. will be held in the Lake Washington room at the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington, on Friday, September 28, 2001, at 10:00 a.m., pacific time. The meeting will be held for the following purposes:

Proposal 1.	The election of two class I directors for a term of three years, to serve until the 2004 annual meeting of shareholders and until their respective successors are elected and have qualified;
Proposal 2.	The approval of Ernst & Young LLP as Cutter & Buck's independent public accountants for fiscal 2002; and
To transact any other business which may properly come before the meeting or any adjournment thereof.

    The record date for the annual meeting is July 31, 2001. Only shareholders of record at the close of business on that date can vote at the meeting.

By Order of the Board of Directors,

Martin J. Marks President and Secretary

Cutter & Buck Inc.
2701 First Avenue, Suite 500
Seattle, Washington 98121
August 21, 2001

IMPORTANT: Please call the toll-free telephone number or use the internet as described on the enclosed proxy, or fill in, date, sign and return the enclosed proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your proxy.

CUTTER & BUCK INC.

PROXY STATEMENT

    The board of directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Friday, September 28, 2001, beginning at 10:00 a.m., pacific time, in the Lake Washington room at the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington. This proxy statement and the enclosed proxy form are being mailed to shareholders beginning August 21, 2001.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

What is the purpose of the meeting?

    At our annual meeting, shareholders will act upon matters outlined in the notice of meeting, including the election of two class I directors and the ratification of the selection of our independent accountants. Also, management will report on our performance during last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

    Shareholders of record of common stock at the close of business on July 31, 2001 may vote at the meeting.

    On July 31, 2001, 10,567,571 shares of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a "street name" holder?

    If your shares are registered directly in your name with Mellon Investor Services LLC, our transfer agent, you are considered the shareholder of record of those shares.

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in "street name".

How do I vote my shares?

    If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

  •
  by mailing in the enclosed proxy card;

  •
  over the telephone by calling a toll-free number; or

  •
  electronically, using the internet.

    The telephone and internet voting procedure have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using your proxy form and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

    If you hold your shares in "street name," you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the meeting?

    Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

    However, if you are a "street name" holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

    Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

    In the election of directors, you may vote for both nominees, or your vote may be withheld with respect to either or both of the nominees. The proposal related to the election of directors is described in this proxy statement beginning at page 4.

    For the proposal related to the approval of our independent public accountants for fiscal 2002, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. This proposal is described in this proxy statement beginning at page 8.

What are the recommendations of the board of directors?

    The board of directors recommends a vote FOR both the nominees for director (Proposal 1) and FOR ratifying the selection of Ernst & Young LLP as our independent public accountants for fiscal 2002 (Proposal 2).

What if I do not specify how I want my shares voted?

    If you do not specify on your proxy card (or when giving your proxy by telephone or over the internet) how you want to vote your shares, we will vote them FOR both of the nominees for director (Proposal 1) and FOR ratifying the selection of Ernst & Young LLP as our independent public accountants for fiscal 2002 (Proposal 2).

Can I change my vote?

    Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

  •
  by submitting written notice of revocation to our Secretary, Martin J. Marks;

  •
  by submitting another proxy by telephone, via the internet or by mail with a later date and, if by mail, that is properly signed; or

  •
  by voting in person at the meeting.

What vote is required for a proposal to be approved?

    Under Washington law and our restated articles of incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the nominees elected are the two individuals receiving the greatest numbers of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee. The approval of independent public accountants will be ratified if the votes cast in favor of the proposal exceed the votes cast against it. Abstention from voting or broker nonvotes will have no effect since such actions do not represent votes cast.

Are there any other matters to be acted upon at the meeting?

    Under our bylaws, no business besides that stated in the meeting notice may be transacted at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of July 31, 2001, information with respect to the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) our executive officers who are listed in the compensation tables beginning on page 13, and (iv) all our directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

Name and Address	Shares Beneficially Owned	Percentage of Class
WM Advisors Inc.(1)	1,503,545	14.2%
Lord, Abbett & Co.(2)	1,106,060	10.5%
J.&W. Seligman & Co., Inc.(3)	702,739	6.6%
Harvey N. Jones(4)	498,915	4.7%
Martin J. Marks(5)	252,984	2.4%
Michael S. Brownfield(6)	146,760	1.4%
Frances M. Conley(7)	110,664	1.0%
Philip B. Jones(8)	65,545	*
Jim C. McGehee(9)	64,419	*
Stephen S. Lowber(10)	63,493	*
Larry C. Mounger(11)	62,740	*
James C. Towne(12)	32,036	*
All directors and executive officers as a group (12 persons)(13)	1,441,021	13.6%
*
Less than one percent

(1)
Based on an amended schedule 13G filed pursuant to the Securities Exchange Act of 1934, which indicates that WM Advisors Inc. has sole voting and dispositive power for all of those shares. The address of WM Advisors Inc. is 1201 Third Avenue, Suite 1400, Seattle, WA 98101.

(2)
Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Lord Abbett & Co. has sole voting and dispositive power for all of those shares. The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, NJ 07302.

(3)
Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that J.&W. Seligman & Co. has sole voting and dispositive power for all of those shares. The address of J.&W. Seligman & Co., Inc. is 100 Park Avenue, Eighth Floor, New York, NY 10017.

(4)
Includes 113,199 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001. Excludes 25,427 shares held by the Jones-Iannucci Educational Trust, of which Mr. Jones' children are the sole beneficiaries.

(5)
Includes 83,979 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001.

(6)
Includes 28,872 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001.

(7)
Includes 18,468 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001. 70,792 of these shares are held by Roanoke Capital, Ltd. ("Roanoke Capital"). Ms. Conley, one of our directors, is a shareholder, director and president of Roanoke Capital. The only other shareholder, director and officer of Roanoke Capital is Gerald R. Conley, Ms. Conley's husband.

(8)
Includes 35,938 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001.

(9)
Includes 48,188 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001.

(10)
Includes 51,938 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001.

(11)
Includes 39,279 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001.

(12)
Includes 21,936 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001.

(13)
Includes 571,910 shares issuable upon exercise of options exercisable within 60 days of July 31, 2001.

ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)

    Two class I directors will be elected at this year's annual meeting. Each director will be elected to a term of three years, to serve until the 2004 annual meeting of shareholders and until their respective successors are elected and have qualified.

    We will vote your shares as you specify on your proxy. If you do not specify how you want your shares voted on your proxy, we will vote them for the election of both nominees. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for either nominee, we will vote your shares for that other person.

    Each of the nominees for director is now a member of the board of directors. The board met six times during fiscal 2001. Each of the nominees for director attended more than 75% of the combined board of director and committee meetings held during fiscal 2001. The directors and director nominees have provided the following information about themselves as of July 31, 2001:

Directors and Director Nominees

Michael S. Brownfield
Age:	61
Director Since:	1995
Principal Occupation:	Chairman, Accurate Molded Plastics
Recent Business Experience:	Mr. Brownfield is the chairman of Accurate Molded Plastics, a private manufacturer of tooling and injection-molded plastics.
Other Directorships:	Chairman, Adapted Wave Technologies, a private audio technology company; Northwest Cascade, Inc., a private construction company.

Frances M. Conley
Age:	58
Director Since:	1990
Principal Occupation:	President, Roanoke Capital Ltd.
Recent Business Experience:	Ms. Conley is a shareholder, director and president of Roanoke Capital, Ltd., a financial consulting and venture capital management firm.
Other Directorships:	Recreation Equipment Inc., a private national retailer of outdoor gear and clothing; Coinstar Inc., a public company which owns and operates a nationwide network of supermarket based coin counting machines.

Harvey N. Jones
Age:	50
Director Since:	1990
Principal Occupation:	Our Chairman and Chief Executive Officer
Recent Business Experience:	Mr. Jones is a co-founder of Cutter & Buck. He has been one of our directors since 1990 and has served as our Chairman since 1997.
Other Directorships:	Northwest Cascade, Inc., a private construction company.

Larry C. Mounger
Age:	63
Director Since:	1990
Principal Occupation:	Chairman and Chief Executive Officer of Sunrise Identity Inc.
Recent Business Experience:	Mr. Mounger has served as chairman and chief executive officer of Sunrise Identity Inc., a screen printing and embroidery company, since 1997. From January 1993 until October 1995 he served as president, chief executive officer and director of Sun Sportswear, Inc., a public garment screenprinter. From 1963 to 1993 Mr. Mounger served in various positions at Pacific Trail Inc., an outerwear company, including chairman, chief executive officer and president from 1981 through January 1993.

Martin J. Marks
Age:	52
Director Since:	1997
Principal Occupation:	Our President, Chief Operating Officer, Treasurer and Secretary
Recent Business Experience:	Mr. Marks has been our president and chief operating officer, treasurer, secretary and one of our directors since 1997. Prior to that time, and since 1991, he served as our senior vice president and chief financial officer.

James C. Towne
Age:	58
Director Since:	1997
Principal Occupation:	Chairman, Greenfield Development Corporation
Recent Business Experience:	Since 1996, Mr. Towne has served as the chairman of Greenfield Development Corporation, a real estate remediation and development company. From 1982 to 1995, he was president, chief executive officer or chairman of various companies, including Osteo Sciences Corporation, Photon Kinetics, Inc., MCV Corporation, Metheus Corporation and Microsoft Corporation.
Other Directorships:	Tully's Coffee Company, a public specialty coffee retailer; Monowave Corporation, a private speech recognition software company.

    The board of directors recommends that you vote FOR the reelection of Frances M. Conley and Larry C. Mounger as class I directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee
Number of Members:	3
Members:	Frances M. Conley (Chair) Larry C. Mounger James C. Towne
Number of Meetings in Fiscal 2001:	4
Functions:	Selects independent public accountants to audit our financial books and records, subject to shareholder approval.
Reviews and approves the scope of their audit, and reviews their independence and performance.
Reviews accounting practices, financial structure, and financial reporting, including the results of the annual audit and the review of quarterly interim financial statements.
Reviews annually the scope of the Audit Committee Charter.
Reports to the board of directors about these matters.
Compensation Committee
Number of Members:	3
Members:	Larry C. Mounger (Chair) Michael S. Brownfield Frances M. Conley
Number of Meetings in Fiscal 2001:	3
Functions:	Establishes the salaries and any bonus awards for our executive officers.
Considers and makes recommendations on our executive compensation plans to the board of directors.
Administers our stock option plans and makes grants of stock options, restricted stock and stock appreciation rights.
Administers our employee stock purchase plan.
Nomination Committee
Number of Members:	3
Members:	Michael S. Brownfield (Chair) Frances M. Conley Harvey N. Jones
Number of Meetings in Fiscal 2001:	1
Functions:	Makes recommendations on the nominations or elections of directors and officers.
Reviews the size and composition of the board of directors.
This committee will consider recommendations by shareholders for nominees for director. Suggestions should be submitted to our Secretary.

DIRECTOR COMPENSATION

    The following fees are paid to directors who are not one of our officers or employees:

Annual board of directors retainer	$12,000
Attendance for each board of directors meeting	$1,000
Attendance for each committee meeting	$500

    In addition, directors who are not one of our officers or employees receive annual option grants to purchase 7,500 shares of our common stock at the fair market value of the common stock on the date of grant. Those individuals also receive a quarterly $500 clothing allowance towards the purchase of Cutter & Buck clothing.

    All directors are entitled to reimbursement for expenses incurred in traveling to and from board meetings.

AUDIT COMMITTEE REPORT

    The audit committee is comprised of three independent directors and operates under a written charter adopted by our board of directors. A copy of that charter is attached as an appendix to this proxy statement. The audit committee recommends to the board of directors, subject to shareholder ratification, the selection of our independent public accountants.

    Cutter & Buck management is responsible for our internal controls and financial reporting process. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. The audit committee monitors our financial reporting process and reports to the board of directors on its findings.

Audit Fees

    Ernst & Young LLP served as our independent public accountants during fiscal 2001. For the fiscal year ended April 30, 2001 we paid Ernst & Young $100,000 for professional services rendered for the audit of the financial statements included in our annual report on form 10-K and the reviews of the quarterly financial statements in our quarterly reports on form 10-Q.

Financial Information Systems Design and Implementation Fees

    Ernst & Young did not provide any financial information systems design and implementation services to us for the fiscal year ended April 30, 2001.

All Other Fees

    For the fiscal year ended April 30, 2001, we paid Ernst & Young $115,365 for all other non-audit services, including fees for tax related services.

Auditor Independence

    During fiscal 2001, the audit committee met and held discussions with management and Ernst & Young. The audit committee reviewed and discussed with Cutter & Buck management and Ernst & Young the audited financial statements contained in our annual report on form 10-K for the fiscal year ended April 30, 2001. The audit committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

    Ernst & Young submitted to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed with Ernst & Young such independence.

    Based on the reviews and discussions above, the audit committee has recommended to the board of directors that the audited financial statements for the fiscal year ended April 30, 2001 be included in our annual report on form 10-K.

    The audit committee has considered whether the provision of non-audit services provided by Ernst & Young is compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is not compromised by the provision of non-audit services.

AUDIT COMMITTEE Frances M. Conley (Chair) Larry C. Mounger James C. Towne

RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTANTS
(Proposal 2 on the Proxy Card)

    The board of directors, acting on the recommendation of the audit committee, has appointed the independent public accounting firm of Ernst & Young LLP to be our public accountants for the fiscal year ending April 30, 2002. As in the past, the board of directors has determined that it would be desirable to request ratification of its appointment by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent public accountants will be reconsidered by the board of directors. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to shareholder questions.

    The board of directors recommends a vote FOR ratification of Ernst & Young LLP as our public accountants.

COMPENSATION COMMITTEE REPORT ON
FISCAL YEAR 2001 EXECUTIVE COMPENSATION

    The Compensation Committee is comprised of three independent directors. This committee is responsible for establishing and administering our policies governing compensation and benefit practices for employees of the Company and its subsidiaries. This committee also evaluates the performance of our executive officers for purposes of determining their base salaries, cash and equity-based incentives and related benefits.

Compensation Goals

    The overall goal of the compensation committee is to develop compensation programs and policies that are consistent with and linked to our strategic business objectives. The compensation program is designed to recognize the contributions of the executive officers, and to provide compensation opportunities that are comparable to those offered by competitors in the sportswear industry. Our compensation program is designed to attract and retain those executives deemed most able to further our goal of aligning the Company's interests with creating shareholder value. In furtherance of these goals, our compensation package for officers includes both short-term and long-term features in the form of base salary, cash bonuses and equity-based incentives (in the form of restricted stock) keyed to our performance and other equity-based incentives (in the form of stock options) keyed to increases in our stock price.

Base Salaries

    Base salaries for all officers are reviewed annually. In evaluating salaries, the committee uses formal or informal compensation surveys of companies of similar size within the fashion industry and considers the officer's individual performance and contribution to team building efforts during the prior year. In determining how an officer contributes to the Company, the committee considers current individual project management; departmental performance; overall corporate performance, including sales growth, market position and increased brand identity; as well as the potential for future performance gains. The committee has neither set targets related to these factors nor attributed any specific weight to them for purposes of determining base salaries.

Annual Incentive Bonus

    Bonuses under the annual incentive bonus plan are payable for the prior fiscal year upon completion of the financial statement audit for that year. Bonus amounts are based on the achievement of pre-established quantitative performance goals related to net income and qualitative performance goals related to inventory management and team building efforts. No bonuses are payable under the plan until minimum pre-established levels of net income are met. For fiscal 2001, the minimum level of net income was not achieved and none of the Company's executive officers received bonuses under the plan. The bonus plan mandates that at least 50% of bonus amounts be paid in restricted stock of the Company (with the ability to elect up to 100%), valued at 85% of the fair market value of our common stock on the date of grant. Shares issued in lieu of cash bonuses are subject to a two-year vesting requirement.

Other Equity-Based Incentives

    We have granted equity-based incentives to our employees since 1991 pursuant to our stock incentive plans. One of the primary objectives of our current stock incentive plans is to provide our executive officers with an incentive for them to make decisions and take actions which maximize long-term shareholder value. The plans are designed to promote this long-term focus by using discretionary grants of stock options and long-term vesting periods. The committee favors intermittent option grants to ensure that participants always have at least a portion of their options unvested. The committee believes this practice promotes motivation and retention of key personnel.

    Subject to the terms of the plan, the committee determines the terms and conditions of options, including the exercise price. The plan requires that options have an exercise price equal to the closing bid price of the our common stock as reported on the Nasdaq National Market as of the date of grant. Option awards generally vest in four equal annual installments beginning one year from date of grant. The committee believes that stock options provide an incentive for executive officers, allowing the Company to attract and retain high quality management.

    The committee may also grant shares of our stock under the plans to our executive officers. The committee has made a limited number of these discretionary grants based on the achievement of major Company goals including leadership development, strategic definition and corporate citizenship. The committee has neither set targets related to these factors nor attributed any specific weight to them for purposes of determining these discretionary grants. The committee believes that providing certain of our key executives with an increased equity stake in the Company adequately rewards them for progress on such intangibles while more closely aligning their interests with the interests of shareholders and the creation of long-term shareholder value.

    The plan also allows us to grant stock appreciation rights to officers and employees of the Company and its subsidiaries, but none have been issued to date.

Compensation of the Chairman and Chief Executive Officer

    In assembling the Chairman and Chief Executive Officer's compensation package, the committee pursues the same objectives which apply to the Company's other executive officers. Although the committee's overall goal is to set Mr. Jones's salary at the median base for competitors which are similar in industry, size and performance, the actual level approved by the committee may be higher or lower based upon the committee's subjective evaluation of our annual and long-term performance and Mr. Jones's individual performance. Reflecting that, the increase in Mr. Jones' salary for fiscal 2001, as reported in the Summary Compensation Table, reflects a 5.9% increase over the amount paid in fiscal 2000. In deciding to increase Mr. Jones's salary, the committee considered his significant contributions in the continued development of our multi-channel distribution strategy, execution of marketing initiatives, continued development of our long-term strategic direction, increased brand identity and overall performance.

    The annual incentive bonus for Mr. Jones was based on achievement of pre-established levels of net income. Those targets were not met and Mr. Jones did not receive any bonus for fiscal 2001.

    Mr. Jones received 28,000 shares of our stock based upon the committee's review of his achievement of major Company goals as described above.

COMPENSATION COMMITTEE Larry C. Mounger (Chair) Michael S. Brownfield Frances M. Conley

STOCK PRICE PERFORMANCE

    The following graph compares the cumulative total return of our common stock, the Nasdaq Stock Market-U.S. Index and the Nasdaq Non-Financial Index. The cumulative total return of our common stock assumes $100 invested on August 15, 1996 in Cutter & Buck Inc. common stock.

EXECUTIVE OFFICERS

    Our executive officers are as follows:

Name	Age	Position
Harvey N. Jones*	50	Chairman and Chief Executive Officer
Martin J. Marks	52	President, Chief Operating Officer, Treasurer and Secretary
Jim C. McGehee	51	Senior Vice President of Sales
Patricia A. Nugent	46	Vice President of Merchandise and Design
Jon P. Runkel	44	Vice President of Production
Stephen S. Lowber	50	Vice President and Chief Financial Officer
Philip B. Jones*	48	Vice President of International/Managing Director of Cutter & Buck (Europe) B.V.
John W. Leech	43	Vice President and Chief Information Officer
*
Harvey N. Jones and Philip B. Jones are brothers.

    The biographies of the executive officers who are not directors are as follows:

    Jim C. McGehee, Senior Vice President of Sales, joined Cutter & Buck in February 1990. Mr. McGehee has a bachelor's degree in business (marketing) from Auburn University.

    Patricia A. Nugent, Vice President of Merchandise and Design, joined Cutter & Buck in December 1993. Ms. Nugent has a bachelor's degree in clothing and textile design from the University of Washington and a design certificate from the Modeschule der Stadt Wien in Vienna, Austria.

    Jon P. Runkel, Vice President of Production, joined Cutter & Buck in April 1995.

    Stephen S. Lowber, Vice President and Chief Financial Officer, joined Cutter & Buck in September 1997. From April 1992 to June 1997, Mr. Lowber was Chief Financial Officer of LUXAR Corporation, a private medical devices manufacturing company. Mr. Lowber has a bachelor's degree in accounting from Western Washington University and a master's degree in business administration from Seattle University, and he is a certified public accountant.

    Philip B. Jones, Vice President of International / Managing Director of Cutter & Buck (Europe) B.V., joined Cutter & Buck in July 1997. From 1989 to 1997, Mr. Jones was an independent international trade consultant serving certain major U.S. companies. Mr. Jones holds a bachelor's degree in East Asian studies from Harvard University.

    John W. Leech, Vice President and Chief Information Officer, joined Cutter & Buck in July 1999. From 1993 to June 1999, Mr. Leech was Director of Information Technology of Korry Electronics Company, an aerospace display component manufacturer and a subsidiary of Esterline Technologies, a public manufacturing conglomerate. Mr. Leech has a bachelor's degree in operations research from the United States Air Force Academy, a master's degree in operations management from the University of Southern California and a master's degree in computer science from the University of Washington.

    Officers serve at the discretion of our board of directors.

COMPENSATION OF OUR EXECUTIVE OFFICERS
IN THE YEAR ENDED APRIL 30, 2001

Summary Compensation Table

    The following table sets forth certain information concerning compensation paid or accrued to our Chairman and Chief Executive Officer and our four most highly compensated officers who earned a salary and bonus of at least $100,000 (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal year ended April 30, 2001:

		Annual Compensation			Long Term Compensation Awards
All Other Compensation ($)(2)
Name and Principal Position					Restricted Stock Awards($)(1)			Securities Underlying Options(#)
	Year	Salary($)		Bonus($)
Harvey N. Jones Chairman and Chief Executive Officer	2001 2000 1999	$ $ $	288,686 272,729 264,625	$-0- -0- 50,500	$ $ $	140,000 147,595 141,758	(3) (4) (5)	50,000 31,500 31,500	$ $ $	360 384 384
Martin J. Marks President, Chief Operating Officer, Treasurer and Secretary	2001 2000 1999	$ $ $	245,111 231,562 224,417	$-0- -0- 83,250	$ $ $	140,000 125,316 74,399	(6) (4) (5)	40,000 24,000 22,500	$ $ $	360 384 384
Jim C. McGehee Senior Vice President of Sales	2001 2000 1999	$ $ $	239,667 226,417 223,333	$-0- -0- 57,268	$ $	-0- 91,899 67,315	(4) (5)	30,000 12,000 11,250	$ $ $	360 384 384
Stephen S. Lowber Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	168,857 159,521 150,042	$-0- -0- 22,750	$ $	-0- 64,747 52,642	(4) (5)	22,000 12,000 11,250	$ $ $	360 384 384
Philip B. Jones Vice President of International/ Managing Director of Cutter & Buck (Europe) B.V.	2001 2000 1999	$ $ $	154,633 145,450 135,685	$-0- -0- 36,844	$ $	-0- 49,196 8,815	(4) (5)	15,000 10,000 11,250	$ $ $	360 384 384

(1)
Executives will be entitled to receive dividends, if any are declared on the Company's common stock, on these shares of restricted stock. The following amounts represent the aggregate number of unvested shares of restricted stock held by the Named Executive Officers as of April 30, 2001, and valued as of that date:

	Shares	Value
Harvey N. Jones	14,979	$77,142
Martin J. Marks	12,725	$65,534
Jim C. McGehee	9,342	$48,111
Stephen S. Lowber	6,583	$33,902
Philip B. Jones	4,802	$24,730
(2)
Represents term life insurance premiums.

(3)
This amount represents shares of our common stock granted on April 23, 2001 and valued as of that date. Half of the shares vest one year after the date of grant with the remaining vesting six months thereafter.

(4)
This amount represents shares of our common stock received in lieu of a bonus under the annual incentive bonus plan on June 30, 2000 and valued as of that date. Shares vest at a rate of 25% every six months.

(5)
This amount represents shares of our common stock received in lieu of a bonus under the annual incentive bonus plan on August 5, 1998 and August 13, 1999 and valued as of those dates.

(6)
This amount represents shares of our common stock granted April 23, 2001 and valued as of that date. Half of the shares vest two months after the date of grant with the remaining vesting six months thereafter.

Option Grants In Last Fiscal Year

    The following table sets forth certain information as of April 30, 2001 and for the fiscal year then ended concerning stock options granted to the Named Executive Officers:

		Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Market Price on Grant Date($/Sh)	Expiration Date	Grant Date Present Value($)(2)
Harvey N. Jones	50,000	11.0%	$5.00	$5.00	04/23/11	$163,500
Martin J. Marks	40,000	8.8%	$5.00	$5.00	04/23/11	$130,800
Jim C. McGehee	30,000	6.6%	$7.81	$7.81	06/30/10	$159,300
Stephen S. Lowber	22,000	4.8%	$7.81	$7.81	06/30/10	$116,820
Philip B. Jones	15,000	3.3%	$7.81	$7.81	06/30/10	$79,650

(1)
The options listed vest and become exercisable in four equal annual installments. To the extent not already vested, the options generally become fully vested and exercisable upon a change in control of the Company.

(2)
This column represents the present value of the options on the grant date using the Black-Scholes valuation method. The actual value, if any, that an executive officer may realize may be greater or less than potential realizable values set forth in the table.

Option Exercises in Fiscal 2001 and Aggregate Fiscal Year-End Option Values

    The following table sets forth-certain information as of April 30, 2001 regarding options held by the Named Executive Officers:

			Securities Underlying Unexercised Options at Fiscal Year End(#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(2)
	Number of Shares Acquired on Exercise(#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Harvey N. Jones	-0-	-0-	93,000	100,624	$111,300	$7,500
Martin J. Marks	-0-	-0-	62,980	78,623	-0-	$6,000
Jim C. McGehee	-0-	-0-	36,751	50,249	-0-	-0-
Stephen S. Lowber	-0-	-0-	36,751	45,999	-0-	-0-
Philip B. Jones	-0-	-0-	25,001	33,749	-0-	-0-

(1)
The options listed are incentive or nonqualified stock options granted under the Company's 1991 and 1995 Stock Option Plans, the 1997 Stock Incentive Plan, and the 2000 Transition Stock Incentive Plan for Officers and the 2000 Stock Incentive Plan. The exercise price of each option is equal to the fair market value of the underlying common stock on the date of grant. The options listed above vest and become exercisable in four equal annual installments. To the extent not already vested, the options generally become fully vested and exercisable upon a change in control of the Company.

(2)
Based on the closing price of the Company's common stock as quoted on the Nasdaq National Market on April 30, 2001 ($5.15), less the exercise price. Actual value realized may be greater or less than the potential realizable values set forth in the table.

TRANSACTIONS WITH MANAGEMENT

    As of April 30, 2001, Harvey N. Jones owed us $169,367 bearing interest at our bank borrowing rate, as that rate varies from time to time (7.5% at April 30, 2001). The amount owed relates primarily to his purchase of Cutter & Buck stock. As of July 31, 2001 the amount owned was $196,907.

    As of April 30, 2001, Martin J. Marks owed us $160,417 bearing interest at our bank borrowing rate, as that rate varies from time to time (7.5% at April 30, 2001). The amount owed relates primarily to his purchase of Cutter & Buck stock. As of July 31, 2001 the amount owned was $166,900.

    Harvey N. Jones and Martin J. Marks are each a party to a change in control agreement with us. The agreements obligate us to make a lump sum payment of one year's base salary plus the amount of the executive's bonus for the most recent fiscal year, if any, if the executive is terminated or upon certain resignations in connection with a change in control transaction. In connection with the change in control agreements, Mr. Jones and Mr. Marks each signed a Confidentiality and Noncompetition Agreement that extends for one year after such termination or resignation.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES
EXCHANGE ACT OF 1934

    Based on our records and other information, Cutter & Buck believes that all SEC filing requirements applicable to its directors and officers were complied with for fiscal 2001 and prior years.

FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS

    Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders by any of our shareholders (a) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to vote at the annual meeting, and (b) who timely complies with the notice procedures and form of notice set forth below. To be timely, a shareholder's notice must be given to the Secretary and must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs. To be in proper form, a shareholder's notice must be in written form and must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or by record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons

(including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

    To be included in our proxy materials mailed to shareholders pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals to be presented at the 2002 annual meeting of shareholders must be received by us at our executive offices at 2701 First Avenue, Suite 500, Seattle, Washington 98121, to the attention of the Secretary, on or before April 23, 2002. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any of our shareholders (i) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders of record on the date for the determination of shareholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth below. To be timely, a shareholder's notice must be given to the Secretary and must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs. To be in proper form, a shareholder's notice must be in written form and must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the name and record address of the shareholder, (c) the class or series and number of shares of our capital stock which are owned beneficially or of record by each shareholder, (d) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business, and (e) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER MATTERS

    As of the date of this proxy statement, management knows of no other business which will be presented for action at the annual meeting. If any other business requiring a vote of the shareholders should come before the annual meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,

Martin J. Marks President and Secretary
Seattle, Washington August 21, 2001

Appendix A

Charter of the Audit Committee
of the Board of Directors

Purpose

    The purpose of the Audit Committee established by this charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audit processes of Cutter & Buck Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

Membership

    The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

    Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Meetings

    The Audit Committee will meet separately with the Chief Financial Officer of the Company and with the independent auditors at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

Responsibilities

    The responsibilities of the Audit Committee shall include:

  1.
  Nominating the independent auditors for annual approval by the Board and ratification by the shareholders;

  2.
  Reviewing the plan for the audit and related services at least annually;

A–1

  3.
  Reviewing audit results and annual and interim financial statements;

  4.
  Reviewing a written statement from the Company's auditors delineating all relationships between the auditor and the Company;

  5.
  Actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

  6.
  Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  7.
  Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

  8.
  Overseeing the effectiveness of the internal audit function;

  9.
  Overseeing the Company's compliance with the Foreign Corrupt Practices Act;

  10.
  Overseeing the Company's compliance with Securities and Exchange Commission ("SEC") requirements for disclosure of auditor's services and Audit Committee members and activities; and

  11.
  Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

    Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's shareholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

Reports

    The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Shareholders.

Charter Review

    The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Shareholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the SEC, this charter (as then constituted) shall be publicly filed.

A–2

PROXY

CUTTER & BUCK INC.
2701 First Avenue, Suite 500
Seattle, WA 98121

This Proxy Is Solicited On Behalf of the Board Of Directors

    The undersigned hereby appoints Harvey N. Jones and Martin J. Marks, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Cutter & Buck Inc. held of record by the undersigned on July 31, 2001, at the annual meeting of shareholders to be held on September 28, 2001, or any adjournment thereof.

/*\ FOLD AND DETACH HERE /*\

You can now access your Cutter & Buck account online.

Access your Cutter & Buck shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC agent for Cutter & Buck Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

 Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.
• SSN
• PIN
• Then click on the [Establish PIN] button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	You are now ready to log in. To access your account please enter your:

• SSN
• PIN
• Then click on the [Submit] button

If you have more than one account, you will now be asked to select the appropriate account.	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Please mark your votes as indicated in this example	/x/
		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS. Elect two class 1 directors to serve until the 2004 annual meeting of shareholders and until their respective successors are elected and qualified.	/ /	/ /	2.	INDEPENDENT ACCOUNTANTS. Ratify the appointment of Ernst & Young LLP as the Company's public accountants.	/ /	/ /	/ /
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting
	1. Frances M. Conley 2. Larry C. Mounger
					This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
					Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.
Signature	Signature (if held jointly)	DATED:	, 2001

Please sign name as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cbuk		Telephone 1-800-840-1208		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the annual report and proxy statement
on the internet at: http://www.cutterbuck.com

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on Friday, September 28, 2001
CUTTER & BUCK INC. PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (Proposal 1 on the Proxy Card)
COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTANTS (Proposal 2 on the Proxy Card)
COMPENSATION COMMITTEE REPORT ON FISCAL YEAR 2001 EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE
EXECUTIVE OFFICERS
COMPENSATION OF OUR EXECUTIVE OFFICERS IN THE YEAR ENDED APRIL 30, 2001
TRANSACTIONS WITH MANAGEMENT
COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934
FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS
OTHER MATTERS
Charter of the Audit Committee of the Board of Directors